Company Contact:

Fortress International Group, Inc.

Kenneth Schwarz, Chief Financial Officer

Phone: (410) 423-7300

FORTRESS INTERNATIONAL GROUP, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2012 FINANCIAL RESULTS

Fourth Quarter Revenue of $8.6 Million

Gross Profit of $2.4 Million; Net Loss of $(0.2) Million

Positive Normalized Adjusted EBITDA

Cash and Cash Equivalents Totaling $5.6 Million as of December 31, 2012

COLUMBIA, MD – March 21, 2013 – Fortress International Group, Inc. (Other OTC: FIGI) a provider of consulting and engineering, construction management and site services for mission-critical facilities, today announced financial results for the fourth quarter and full year ended December 31, 2012.

Anthony Angelini, Chief Executive Officer of Fortress, stated, “I am pleased with the progress we made during the fourth quarter and view Fortress as a very different company at the end of 2012 than it was at the beginning.  During the year we experienced a change in management, reduced our costs, aligned our business to drive improved gross margins and profitability, and, importantly, protected our cash position by returning the Company to Normalized Adjusted EBITDA profitability following our March restructuring.  Further, we are exploring some avenues of future investment for growth and I am pleased with the traction we are gaining.  We approach these investments prudently despite our enthusiasm about the growth opportunities in certain sectors of the data center market.  I am proud of the efforts of our people during 2012 and look forward to an exciting 2013.”

Fourth Quarter 2012 Financial Highlights:

•	Revenue of $8.6 million, compared with $9.0 million in the fourth quarter of 2011.

•	Gross profit of $2.4 million, compared with $1.5 million in the fourth quarter of 2011.

•	Normalized Adjusted EBITDA slightly positive, compared with a Normalized Adjusted EBITDA loss of $(1.1) million in the fourth quarter of 2011.

•	Net loss of $(0.2) million, or $(0.01) per basic and diluted share, compared with $(1.3) million or $(0.09) per basic and diluted share, in the fourth quarter of 2011.

•	Cash and cash equivalents totaling $5.6 million as of December 31, 2012.

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Financial Highlights for the Year Ended December 31, 2012:

•	Revenue of $47.7 million, compared with $36.9 million in 2011.

•	Gross profit of $9.4 million, compared with $12.5 million in 2011.

•	Normalized Adjusted EBITDA slightly negative, compared with Normalized Adjusted EBITDA of $1.8 million in 2011.

•	Net loss of $(4.0) million, or $(0.28) per basic and diluted share, compared with net income of $1.8 million, or $0.14 and $0.13 per basic and diluted share, respectively, in 2011.

Chief Financial Officer Kenneth D. Schwarz added, “We ended the year with strong third and fourth quarter results including positive Normalized Adjusted EBITDA and growth in our more profitable Facility Management business. We continue to manage closely our SG&A costs, with a focus on investing our resources to support our growth and initiatives that will propel us forward in the future.  We are pleased with these results and look to continued improvement in 2013.”

Quarterly Conference Call Details

The Company will conduct its regularly scheduled financial announcement conference call on March 21, 2013 at 4:30 p.m. EST. Investors may listen to the conference call via telephone at: 877-941-8416 (U.S./Canada) or 480-629-9808 (international) or via live audio web cast on the investor relations section of the Company's website at www.thefigi.com.

An audio replay of the conference call will also be available approximately two hours after the conclusion of the call and will be available until Wednesday, March 27, 2013. The audio replay can be accessed by dialing 800-406-7325 (U.S./Canada) or 303-590-3030 (international) and entering conference call ID 4608264, or via an archived webcast available on the investor relations section of the Company's website at www.thefigi.com approximately two hours after the conclusion of the call, and will remain available for 90 calendar days.

About Non-GAAP Financial Measures

Adjusted EBITDA and Normalized Adjusted EBITDA are supplemental financial measures not defined under Generally Accepted Accounting Principles (GAAP). We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, impairment loss on goodwill and other intangibles, stock-based compensation, and provision for bad debts. We present Adjusted EBITDA because we believe this supplemental measure of operating performance is helpful in comparing our operating results across reporting periods on a consistent basis by excluding non-cash items that may, or could, have a disproportionate positive or negative impact on our results of operations in any particular period. We also use Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

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We define Normalized Adjusted EBITDA as Adjusted EBITDA before restructuring charges and certain other non-recurring costs. We present Normalized Adjusted EBITDA because we believe it is helpful in comparing our operating results across reporting periods on a consistent basis by excluding from Adjusted EBITDA certain non-recurring items that do not directly correlate to our business and may, or could, have a disproportionate positive or negative impact on our performance during a particular period. Similar to Adjusted EBITDA, we also use Normalized Adjusted EBITDA as a factor in evaluating the performance of certain management personnel when determining incentive compensation.

Adjusted EBITDA and Normalized Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA and Normalized Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, Adjusted EBITDA and Normalized Adjusted EBITDA have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Normalized Adjusted EBITDA Reconciliation" following the Consolidated Statements of Operations included in this press release.

About Fortress International Group, Inc.

Fortress International Group, Inc. is leading mission-critical facilities into a new era of maximum uptime and efficiency. Fortress provides consulting and engineering, construction management and 24/7/365 site services for the world's most technology dependent organizations. Serving as a trusted advisor, Fortress delivers the strategic guidance and pre-planning that makes every stage of the critical facility lifecycle more efficient. For those who own, lease or manage mission-critical facilities, Fortress provides innovative end-to-end capital management, energy, IT strategy, procurement, design, construction, implementation and operations solutions that optimize performance and reduce cost.

Fortress International Group, Inc. is headquartered in Maryland, with offices throughout the U.S. For more information, visit: www.thefigi.com or call 888-321-4877.

Forward Looking Statements

This press release may contain "forward-looking statements" -- that is, statements related to future -- not past -- events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as "guidance," "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the Company's future results include: the Company's reliance on a significant portion of its revenues from a limited number of customers; risks relating to operating in a highly competitive industry; actual or potential conflicts of interest between the Company and members of the Company’s senior management; risks relating to rapid technological, structural, and competitive changes affecting the industries the Company serves; the uncertainty as to whether the Company can replace its backlog; risks involved in properly managing complex projects; risks relating the possible cancellation of customer contracts on short notice; risks relating our ability to continue to implement our strategy, including having sufficient financial resources to carry out that strategy; risks relating to our ability to meet all of the terms and conditions of our debt obligations; uncertainty related to current economic conditions and the related impact on demand for our services; and other risks and uncertainties disclosed in the Company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2012. These uncertainties may cause the Company's actual future results to be materially different than those expressed in the Company's forward-looking statements. The Company does not undertake to update its forward-looking statements.

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Fortress International Group, Inc.

Condensed Consolidated Balance Sheets

	December 31,
	2012	2011
Assets
Current Assets
Cash and cash equivalents	$5,608,322	$6,731,487
Contract and other receivables, net	7,525,340	7,147,714
Costs and estimated earnings in excess of billings on uncompleted contracts	813,348	2,729,424
Prepaid expenses and other current assets	429,089	497,712
Total current assets	14,376,099	17,106,337
Property and equipment, net	273,451	305,463
Goodwill	1,768,861	3,839,861
Other intangible assets, net	60,000	60,000
Other assets	19,358	20,975
Total assets	$16,497,769	$21,332,636
Liabilities and Stockholders’ Equity
Current Liabilities
Notes payable, current portion	$500,000	$375,000
Accounts payable and accrued expenses	5,753,347	6,886,094
Billings in excess of costs and estimated earnings on uncompleted contracts	3,028,627	2,819,368
Total current liabilities	9,281,974	10,080,462
Convertible notes, less current portion	1,957,301	2,457,301
Other liabilities	52,626	76,073
Total liabilities	11,291,901	12,613,836
Commitments and Contingencies	-	-
Stockholders’ Equity
Preferred stock- $.0001 par value; 1,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock- $.0001 par value, 49,000,000 and 100,000,000 shares authorized; 15,087,526 and 14,749,356 issued; 14,278,772 and 14,028,407 outstanding at December 31, 2012 and December 31, 2011, respectively	1,509	1,475
Additional paid-in capital	66,305,764	65,805,358
Treasury stock 808,754 and 720,949 shares at cost at December 31, 2012 and December 31, 2011, respectively	(1,503,496)	(1,450,455)
Accumulated deficit	(59,597,909)	(55,637,578)
Total stockholders' equity	5,205,868	8,718,800
Total liabilities and stockholders’ equity	$16,497,769	$21,332,636

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Fortress International Group, Inc.

Condensed Consolidated Statements of Operations

	(Unaudited) For the Three Months Ended December 31,		For the Year Ended December 31,
	2012	2011	2012	2011
Results of Operations:
Revenue	$8,556,779	$9,042,976	$47,674,127	$36,855,135
Cost of revenue, excluding depreciation and amortization	6,133,520	7,564,827	38,235,561	24,376,061
Gross profit, excluding depreciation and amortization	2,423,259	1,478,149	9,438,566	12,479,074
Operating expenses:
Selling, general and administrative	2,495,945	2,654,307	10,456,119	11,235,322
Restructuring and other charges	-	-	279,286	-
Depreciation and amortization	74,722	53,997	291,709	233,727
Impairment loss on goodwill	-	-	2,071,000	-
Total operating costs	2,570,667	2,708,304	13,098,114	11,469,049
Operating (loss) income	(147,408)	(1,230,155)	(3,659,548)	1,010,025
Interest income (expense), net	(24,784)	(27,192)	(140,783)	(89,215)
Other income (expense), net	-	-	(160,000)	919,084
(Loss) income before income taxes	(172,192)	(1,257,347)	(3,960,331)	1,839,894
Income tax expense	-	-	-	-
Net (loss) income	$(172,192)	$(1,257,347)	$(3,960,331)	$1,839,894
Basic (Loss) Earnings per Share:
(Loss) earnings per common share	$(0.01)	$(0.09)	$(0.28)	$0.14
Weighted average common shares outstanding	14,269,355	13,889,675	14,172,513	13,608,161
Diluted (Loss) Earnings per Share:
(Loss) earnings per common share	$(0.01)	$(0.09)	$(0.28)	$0.13
Weighted average common shares outstanding	14,269,355	13,889,675	14,172,513	14,853,760

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Fortress International Group, Inc.

Normalized Adjusted EBITDA Reconciliation

	(Unaudited) For the Three Months Ended December 31,		(Unaudited) For the Year Ended December 31,
	2012	2011	2012	2011
Net (loss) income	$(172,192)	$(1,257,347)	$(3,960,331)	$1,839,894
Interest (income) expense, net	24,784	27,192	140,783	89,215
Income tax expense (benefit)	-	-	-	-
Depreciation and amortization	74,722	53,997	291,709	233,727
EBITDA	$(72,686)	$(1,176,158)	$(3,527,839)	$2,162,836
Stock-based compensation, excluding restructuring	97,642	101,425	458,772	510,838
Impairment loss on goodwill			2,071,000	-
Provision for bad debts	(9,932)	-	45,358	114,980
Adjusted EBITDA	$15,024	$(1,074,733)	$(952,709)	$2,788,654
Restructuring Charges	-	-	279,286	-
Other (income)/charges including
severance, consulting and litigation	-	-	664,517	(952,146)
Normalized Adjusted EBITDA	$15,024	$(1,074,733)	$(8,906)	$1,836,508

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